Exhibit 99.1

Five9 Reports Third Quarter Revenue Growth of 16% to a Record $230.1 Million
28% Growth in LTM Enterprise Subscription Revenue
Record GAAP Operating Cash Flow of $37.0 Million

SAN RAMON, Calif. - November 2, 2023 - Five9, Inc. (NASDAQ:FIVN), the Intelligent CX Platform provider, today reported results for the third quarter ended September 30, 2023.
Third Quarter 2023 Financial Results
•Revenue for the third quarter of 2023 increased 16% to a record $230.1 million, compared to $198.3 million for the third quarter of 2022.
•GAAP gross margin was 51.7% for the third quarter of 2023, compared to 52.6% for the third quarter of 2022.
•Adjusted gross margin was 60.6% for the third quarter of 2023, compared to 61.4% for the third quarter of 2022.
•GAAP net loss for the third quarter of 2023 was $(20.4) million, or $(0.28) per basic share, and (8.9)% of revenue, compared to GAAP net loss of $(23.2) million, or $(0.33) per basic share, and (11.7)% of revenue, for the third quarter of 2022.
•Non-GAAP net income for the third quarter of 2023 was $38.0 million, or $0.52 per diluted share, and 16.5% of revenue, compared to non-GAAP net income of $27.8 million, or $0.39 per diluted share, and 14.0% of revenue, for the third quarter of 2022.
•Adjusted EBITDA for the third quarter of 2023 was $41.3 million, or 17.9% of revenue, compared to $36.7 million, or 18.5% of revenue, for the third quarter of 2022.
•GAAP operating cash flow for the third quarter of 2023 was $37.0 million, compared to GAAP operating cash flow of $30.5 million for the third quarter of 2022.

“We are pleased to report strong third quarter results with revenue growing 16% year-over-year to a record $230.1 million. This growth continues to be driven by our Enterprise business where LTM subscription revenue grew 28% year-over-year. In the third quarter, we achieved adjusted EBITDA margin of 18%, which drove an all-time record for GAAP operating cash flow. We continue to focus on innovation with our industry leading AI and Automation portfolio, where we are seeing unprecedented adoption. We also continue to see strong momentum up-market as our pipeline increased to a record level. We are confident in the market opportunity ahead as we empower enterprises to enhance their customer experience and we continue to execute on product innovation, our march up-market and international expansion.”

- Mike Burkland, Chairman and CEO, Five9
Business Outlook
Five9 provides guidance based on current market conditions and expectations. Five9 emphasizes that the guidance is subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below, including risks and uncertainties associated with the ongoing macroeconomic conditions.
•For the full year 2023, Five9 expects to report:
•Revenue in the range of $908.5 to $909.5 million.
•GAAP net loss per share in the range of $(1.39) to $(1.33), assuming basic shares outstanding of approximately 72.1 million.
•Non-GAAP net income per share in the range of $1.91 to $1.93, assuming diluted shares outstanding of approximately 73.0 million.
•For the fourth quarter of 2023, Five9 expects to report:
•Revenue in the range of $237.1 to $238.1 million.
•GAAP net loss per share in the range of $(0.42) to $(0.36), assuming basic shares outstanding of approximately 73.0 million.
•Non-GAAP net income per share in the range of $0.47 to $0.49, assuming diluted shares outstanding of approximately 73.8 million.

With respect to Five9’s guidance as provided above, please refer to the “Reconciliation of GAAP Net Loss to Non-GAAP net income - Guidance” table for more details, including important assumptions upon which such guidance is based.

Conference Call Details
Five9 will discuss its third quarter 2023 results today, November 2, 2023, via Zoom webinar at 4:30 p.m. Eastern Time. To access the webinar, please register by clicking here. A copy of this press release will be furnished to the Securities and Exchange Commission on a Current Report on Form 8-K and will be posted to our website, prior to the conference call.
A live webcast and a replay will be available on the Investor Relations section of the Company’s web-site at http://investors.five9.com/.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures. We calculate adjusted gross profit and adjusted gross margin by adding back the following items to gross profit: depreciation, intangibles amortization, stock-based compensation, exit costs related to the closure and relocation of our Russian operations, acquisition-related transaction and one-time integration costs, lease amortization for finance leases and refund for prior year overpayment of USF fees. We calculate adjusted EBITDA by adding back or removing the following items to or from GAAP net loss: depreciation and amortization, stock-based compensation, interest expense, interest (income) and other, exit costs related to closure and relocation of our Russian operations, acquisition-related transaction costs and one-time integration costs, contingent consideration expense, refund for prior year overpayment of USF fees, lease amortization for finance leases and provision for income taxes. We calculate non-GAAP operating income by adding back or removing the following items to or from GAAP loss from operations: stock-based compensation, intangibles amortization, exit costs related to the closure and relocation of our Russian operations, acquisition-related transaction and one-time integration costs, contingent consideration expense and refund for prior year overpayment of USF fees. We calculate non-GAAP net income by adding back or removing the following items to or from GAAP net loss: stock-based compensation, intangibles amortization, amortization of discount and issuance costs on convertible senior notes, exit costs related to the closure and relocation of our Russian operations, acquisition-related transaction costs and one-time integration costs, contingent consideration expense, refund for prior year overpayment of USF fees and tax provision associated with acquired companies. For the periods presented, these adjustments from GAAP net loss to non-GAAP net income do not include any presentation of the net tax effect of such adjustments given our significant net operating loss carryforwards. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. The Company considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented only as supplemental information for purposes of understanding the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP. Please see the reconciliation of non-GAAP financial measures set forth in this release.

Forward-Looking Statements

This news release contains certain forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995, including the statements in the quote from our Chairman and Chief Executive Officer, including statements regarding Five9’s business strategies and areas of emphasis, market opportunity and ability to capitalize on that opportunity, up-market momentum, Five9's AI and automation initiatives, results and outlook, international expansion, and the fourth quarter and full year 2023 financial projections set forth under the caption “Business Outlook,” that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Risks that may cause these forward-looking statements to be inaccurate include, among others: (i) the impact of adverse economic conditions, including the impact of macroeconomic deterioration, including continuing inflation, increased interest rates, supply chain disruptions, decreased economic output and fluctuations in currency rates, the impact of the Russia-Ukraine conflict, the impact of the conflict in Israel, and other factors, that may continue to harm our business; (ii) if we are unable to attract new clients or sell additional services and functionality to our existing clients, our revenue and revenue growth will be harmed; (iii) if our existing clients terminate their subscriptions or reduce their subscriptions and related usage, or fail to grow subscriptions at the rate they have in the past or that we might expect, our revenues and gross margins will be harmed and we will be required to spend more money to grow our client base; (iv) because a significant percentage of our revenue is derived from existing clients, downturns or upturns in new sales will not be immediately reflected in our operating results and may be difficult to discern; (v) we have established, and are continuing to increase, our network of technology solution brokers and resellers to sell our solution; our failure to effectively develop, manage, and maintain this network could materially harm our revenues; (vi) our quarterly and annual results may fluctuate significantly, including as a result of the timing and success of new product and feature introductions by us, may not fully reflect the underlying performance of our business and may result in decreases in the price of our common stock; (vii) our recent rapid growth may not be indicative of our future growth, and even if we continue to grow rapidly, we may fail to manage our growth effectively; (viii) failure to adequately retain and expand our sales force will impede our growth; (ix) if we fail to manage our technical operations infrastructure, our existing clients may experience service outages, our new clients may experience delays in the deployment of our solution and we could be subject to, among other things, claims for credits or damages; (x) further development of our AI solutions may not be successful and may result in reputational harm and our future operating results could be materially harmed; (xi) the AI technology and features incorporated into our solution include new and evolving technologies that may present both legal and business risks; (xii) the use of AI by our workforce may present risks to our business; (xiii) our growth depends in part on the success of our strategic relationships with third parties and our failure to successfully maintain, grow and manage these relationships could harm our business; (xiv) the markets in which we participate involve a high number of competitors that are continuing to increase, and if we do not compete effectively, our operating results could be harmed; (xv) we continue to expand our international operations, which exposes us to significant macroeconomic and other risks; (xvi) security breaches and improper access to or disclosure of our data or our clients’ data, or other cyber attacks on our systems, could result in litigation and regulatory risk, harm our reputation, our business or financial results; (xvii) we may acquire other companies or technologies, or be the target of strategic transactions, or be impacted by transactions by other companies, which could divert our management’s attention, result in additional dilution to our stockholders or use a significant amount of our cash resources and otherwise disrupt our operations and harm our operating results; (xviii) we sell our solution to larger organizations that require longer sales and implementation cycles and often demand more configuration and integration services or customized features and functions that we may not offer, any of which could delay or prevent these sales and harm our growth rates, business and operating results; (xix) we rely on third-party telecommunications and internet service providers to provide our clients and their customers with telecommunication services and connectivity to our cloud contact center software and any failure by these service providers to provide reliable services could cause us to lose clients and subject us to claims for credits or damages, among other things; (xx) we have a history of losses and we may be unable to achieve or sustain profitability; (xxi) the contact center software solutions market is subject to rapid technological change, and we must develop and sell incremental and new cloud contact center solutions, which we refer to as our solution, in order to maintain and grow our business; (xxii) our stock price has been volatile, may continue to be volatile and may decline, including due to factors beyond our control; (xxiii) we may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs; (xxiv) failure to comply with laws and regulations could harm our business and our reputation; (xxv) we may not have sufficient cash to service our convertible senior notes and repay such notes, if required, and other risks attendant to our convertible senior notes and increased debt levels; and (xxvi) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Such forward-looking statements speak only as of the date hereof and readers should not unduly rely on such statements. We undertake no obligation to update the information contained in this press release, including in any forward-looking statements.

About Five9
The Five9 Intelligent CX Platform provides a comprehensive suite of solutions for orchestrating fluid customer experiences. Our cloud-native, multi-tenant, scalable, reliable, and secure platform includes contact center; omni-channel engagement; Workforce Engagement Management; extensibility through more than 1,000 partners; and innovative, practical AI, automation and journey analytics that are embedded as part of the platform. Five9 brings the power of people, technology, and partners to more than 2,500 organizations worldwide. For more information, visit www.five9.com.

FIVE9, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$127,828	$180,520
Marketable investments	572,462	433,743
Accounts receivable, net	94,436	87,494
Prepaid expenses and other current assets	37,627	29,711
Deferred contract acquisition costs, net	58,320	47,242
Total current assets	890,673	778,710
Property and equipment, net	102,029	101,221
Operating lease right-of-use assets	41,522	44,120
Finance lease right-of-use assets	4,612	—
Intangible assets, net	41,469	28,192
Goodwill	227,412	165,420
Marketable investments	—	885
Other assets	16,603	11,057
Deferred contract acquisition costs, net — less current portion	132,124	114,880
Total assets	$1,456,444	$1,244,485
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,528	$23,629
Accrued and other current liabilities	59,511	53,092
Operating lease liabilities	11,454	10,626
Finance lease liabilities	1,617	—
Accrued federal fees	3,336	2,471
Sales tax liabilities	2,965	2,973
Deferred revenue	64,565	57,816
Convertible senior notes	—	169
Total current liabilities	171,976	150,776
Convertible senior notes - less current portion	741,169	738,376
Sales tax liabilities — less current portion	919	899
Operating lease liabilities — less current portion	38,336	41,389
Finance lease liabilities — less current portion	3,048	—
Other long-term liabilities	7,126	3,080
Total liabilities	962,574	934,520
Stockholders’ equity:
Common stock	73	71
Additional paid-in capital	887,087	635,668
Accumulated other comprehensive loss	(798)	(2,688)
Accumulated deficit	(392,492)	(323,086)
Total stockholders’ equity	493,870	309,965
Total liabilities and stockholders’ equity	$1,456,444	$1,244,485

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022

Revenue	$230,105	$198,342	$671,426	$570,501
Cost of revenue	111,080	94,111	320,197	271,207
Gross profit	119,025	104,231	351,229	299,294
Operating expenses:
Research and development	40,391	34,113	117,709	104,929
Sales and marketing	73,366	67,353	223,757	196,062
General and administrative	31,006	24,496	89,741	72,634
Total operating expenses	144,763	125,962	431,207	373,625
Loss from operations	(25,738)	(21,731)	(79,978)	(74,331)
Other income (expense), net:
Interest expense	(1,972)	(1,879)	(5,683)	(5,606)
Interest income and other	8,233	982	18,477	2,107
Total other income (expense), net	6,261	(897)	12,794	(3,499)
Loss before income taxes	(19,477)	(22,628)	(67,184)	(77,830)
Provision for income taxes	942	579	2,222	3,167
Net loss	$(20,419)	$(23,207)	$(69,406)	$(80,997)
Net loss per share:
Basic and diluted	$(0.28)	$(0.33)	$(0.97)	$(1.16)
Shares used in computing net loss per share:
Basic and diluted	72,356	70,232	71,751	69,656

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30, 2023	September 30, 2022
Cash flows from operating activities:
Net loss	$(69,406)	$(80,997)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	35,553	33,650
Amortization of operating lease right-of-use assets	9,234	7,491
Amortization of deferred contract acquisition costs	40,088	29,245
(Accretion of discount) amortization of premium on marketable investments	(7,684)	1,006
Provision for credit losses	795	812
Stock-based compensation	156,721	128,682
Amortization of discount and issuance costs on convertible senior notes	2,793	2,796
Deferred taxes	438	2,076
Change in fair of value of contingent consideration	—	260
Payment of contingent consideration liability in excess of acquisition-date fair value	—	(5,900)
Other	669	503
Changes in operating assets and liabilities:
Accounts receivable	(6,661)	(5,337)
Prepaid expenses and other current assets	(6,537)	(2,228)
Deferred contract acquisition costs	(68,410)	(62,835)
Other assets	(4,892)	(213)
Accounts payable	5,562	1,008
Accrued and other current liabilities	(2,006)	796
Accrued federal fees and sales tax liability	877	(2,001)
Deferred revenue	1,544	9,519
Other liabilities	3,616	(2,208)
Net cash provided by operating activities	92,294	56,125
Cash flows from investing activities:
Purchases of marketable investments	(544,713)	(250,278)
Proceeds from sales of marketable investments	971	600
Proceeds from maturities of marketable investments	415,117	321,311
Purchases of property and equipment	(19,941)	(46,028)
Capitalization of software development costs	(5,820)	(2,420)
Cash paid to acquire Aceyus	(80,588)	—
Payments of initial direct costs	—	(282)
Cash paid for an equity investment in a privately-held company	—	(2,000)
Net cash (used in) provided by investing activities	(234,974)	20,903
Cash flows from financing activities:
Repayment of outstanding 2023 convertible senior notes at maturity	(169)	—
Cash received from the settlement at maturity of the outstanding capped calls associated with the 2023 convertible senior notes	74,453	—
Repurchase of a portion of 2023 convertible senior notes, net of costs	—	(34,057)
Proceeds from exercise of common stock options	8,315	5,358
Proceeds from sale of common stock under ESPP	9,444	8,338
Payment of contingent consideration liability up to acquisition-date fair value	—	(18,100)
Payment of hold back related to an acquisition	(500)	—
Payments of finance leases	(496)	—
Net cash provided by (used in) financing activities	91,047	(38,461)
Net (decrease) increase in cash and cash equivalents	(51,633)	38,567
Cash, cash equivalents and restricted cash:
Beginning of period	180,987	91,391
End of period	$129,354	$129,958

FIVE9, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022

GAAP gross profit	$119,025	$104,231	$351,229	$299,294
GAAP gross margin	51.7%	52.6%	52.3%	52.5%
Non-GAAP adjustments:
Depreciation	6,893	5,970	19,378	17,336
Intangibles amortization	3,182	2,934	8,873	8,816
Stock-based compensation	9,856	8,329	29,077	24,659
Exit costs related to closure and relocation of Russian operations	18	96	93	479
Acquisition-related and one-time integration costs	—	187	34	315
Lease amortization for finance leases	492	—	492	—
Refund for prior year overpayment of USF fees	—	—	—	(3,511)
Adjusted gross profit	$139,466	$121,747	$409,176	$347,388
Adjusted gross margin	60.6%	61.4%	60.9%	60.9%

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022

GAAP net loss	$(20,419)	$(23,207)	$(69,406)	$(80,997)
Non-GAAP adjustments:
Depreciation and amortization	12,482	11,215	35,553	33,650
Stock-based compensation	52,611	44,503	156,721	128,682
Interest expense	1,972	1,879	5,683	5,606
Interest (income) and other	(8,233)	(982)	(18,477)	(2,107)
Exit costs related to closure and relocation of Russian operations (1)	659	774	2,070	4,215
Acquisition-related transaction and one-time integration costs	778	1,944	3,110	5,296
Contingent consideration expense	—	—	—	260
Refund for prior year overpayment of USF fees	—	—	—	(3,511)
Lease amortization for finance leases	492	—	492	—
Provision for income taxes	942	579	2,222	3,167
Adjusted EBITDA	$41,284	$36,705	$117,968	$94,261
Adjusted EBITDA as % of revenue	17.9%	18.5%	17.6%	16.5%
(1) Exit costs related to the closure and relocation of our Russian operations was $0.9 million and $2.7 million during the three and nine months ended September 30, 2023. The $0.7 million and $2.1 million adjustments presented above were net of $0.2 million and $0.6 million included in “Interest (income) and other.” Exit costs related to the closure and relocation of our Russian operations was $0.7 million and $4.6 million during the three and nine months ended September 30, 2022. The $0.8 million and $4.2 million adjustments presented above were net of $0.0 million and $0.8 million included in “Depreciation and amortization” and $(0.1) million and $(0.4) million included in “Interest (income) and other.”

FIVE9, INC.
RECONCILIATION OF GAAP OPERATING LOSS TO NON-GAAP OPERATING INCOME
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022

Loss from operations	$(25,738)	$(21,731)	$(79,978)	$(74,331)
Non-GAAP adjustments:
Stock-based compensation	52,611	44,503	156,721	128,682
Intangibles amortization	3,182	2,934	8,873	8,816
Exit costs related to closure and relocation of Russian operations	659	774	2,070	4,989
Acquisition-related transaction and one-time integration costs	778	1,944	3,110	5,296
Contingent consideration expense	—	—	—	260
Refund for prior year overpayment of USF fees	—	—	—	(3,511)
Non-GAAP operating income	$31,492	$28,424	$90,796	$70,201

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022

GAAP net loss	$(20,419)	$(23,207)	$(69,406)	$(80,997)
Non-GAAP adjustments:
Stock-based compensation	52,611	44,503	156,721	128,682
Intangibles amortization	3,182	2,934	8,873	8,816
Amortization of discount and issuance costs on convertible senior notes	954	944	2,793	2,796
Exit costs related to closure and relocation of Russian operations	854	714	2,705	4,588
Acquisition-related transaction and one-time integration costs	778	1,944	3,110	5,296
Contingent consideration expense	—	—	—	260
Refund for prior year overpayment of USF fees	—	—	—	(3,511)
Tax provision associated with acquired companies	—	—	—	1,830
Income tax expense effects (1)	—	—	—	—
Non-GAAP net income	$37,960	$27,832	$104,796	$67,760
GAAP net loss per share:
Basic and diluted	$(0.28)	$(0.33)	$(0.97)	$(1.16)
Non-GAAP net income per share:
Basic	$0.52	$0.40	$1.46	$0.97
Diluted	$0.52	$0.39	$1.44	$0.95
Shares used in computing GAAP net loss per share:
Basic and diluted	72,356	70,232	71,751	69,656
Shares used in computing non-GAAP net income per share:
Basic	72,356	70,232	71,751	69,656
Diluted	73,426	71,441	72,790	71,054

(1)Non-GAAP adjustments do not have an impact on our federal income tax provision due to past non-GAAP losses, and state taxes are immaterial.

FIVE9, INC.
SUMMARY OF STOCK-BASED COMPENSATION, DEPRECIATION AND INTANGIBLES AMORTIZATION
(In thousands)
(Unaudited)

	Three Months Ended
	September 30, 2023			September 30, 2022
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$9,856	$6,893	$3,182	$8,329	$5,970	$2,934
Research and development	12,980	831	—	10,603	768	—
Sales and marketing	16,404	36	—	15,761	1	—
General and administrative	13,371	1,540	—	9,810	1,542	—
Total	$52,611	$9,300	$3,182	$44,503	$8,281	$2,934

	Nine Months Ended
	September 30, 2023			September 30, 2022
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$29,077	$19,378	$8,873	$24,659	$17,336	$8,816
Research and development	38,375	2,571	—	32,567	2,396	—
Sales and marketing	50,840	38	—	44,148	3	—
General and administrative	38,429	4,693	—	27,308	5,099	—
Total	$156,721	$26,680	$8,873	$128,682	$24,834	$8,816

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME – GUIDANCE(1)
(In thousands, except per share data)
(Unaudited)

	Three Months Ending		Year Ending
	December 31, 2023		December 31, 2023
	Low	High	Low	High

GAAP net loss	$(30,698)	$(26,222)	$(100,096)	$(95,636)
Non-GAAP adjustments:
Stock-based compensation(2)	52,275	50,275	208,996	206,996
Intangibles amortization	3,645	3,645	12,518	12,518
Amortization of discount and issuance costs on convertible senior notes	956	956	3,749	3,749
Exit costs related to closure and relocation of Russian operations	630	630	3,335	3,335
Acquisition-related transaction and one-time integration costs(3)	7,878	6,878	10,988	9,988
Income tax expense effects(4)	—	—	—	—
Non-GAAP net income	$34,686	$36,162	$139,490	$140,950
GAAP net loss per share, basic and diluted	$(0.42)	$(0.36)	$(1.39)	$(1.33)
Non-GAAP net income per share:
Basic	$0.48	$0.50	$1.93	$1.95
Diluted	$0.47	$0.49	$1.91	$1.93
Shares used in computing GAAP net loss per share and non-GAAP net income per share:
Basic	73,000	73,000	72,100	72,100
Diluted	73,800	73,800	73,000	73,000

(1)Represents guidance discussed on November 2, 2023. Reader shall not construe presentation of this information after November 2, 2023 as an update or reaffirmation of such guidance.
(2)Stock-based compensation expenses are based on a range of probable significance, assuming market price for our common stock that is approximately consistent with current levels.
(3)Acquisition-related transaction costs and one-time integration costs are based on a range of probable significance for completed acquisitions, and no new acquisitions assumed.
(4)Non-GAAP adjustments do not have an impact on our federal income tax provision due to past non-GAAP losses, and state taxes are immaterial.

Investor Relations Contacts:

Five9, Inc.
Barry Zwarenstein
Chief Financial Officer
925-201-2000 ext. 5959
IR@five9.com

The Blueshirt Group for Five9, Inc.
Lisa Laukkanen
415-217-4967
Lisa@blueshirtgroup.com

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